UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
January 2, 2015
(Date of earliest event reported)

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1415 Louisiana, Suite 1600
Houston, Texas 77002

(Address of principal executive offices, including zip code)

(832) 242-9600

(Registrant’s telephone number, including area code)

Forest Oil Corporation

707 17th Street, Suite 3600
Denver, Colorado, 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Michael Magilton, age 38, was appointed as Senior Vice President and Chief Financial Officer of Sabine Oil & Gas Corporation (the “Company”) by the Company’s board of directors (the “Board”), effective as of January 2, 2015.  Prior to joining the Company, Mr. Magilton was Vice President, Finance & Treasurer of Quantum Resources Management from 2011 to 2014 and served as Vice President of Aurora Capital Group from 2007 to 2010.  Mr. Magilton has held other senior level finance positions with Wellspring Capital Management and First Reserve Corporation and began his career as an investment banking analyst with Banc of America Securities and Morgan Stanley & Co.  Mr. Magilton graduated with a Bachelor of Science degree in Business Administration from Creighton University, with a double major in International Business and Finance and obtained his MBA from Harvard Business School.

Pursuant to the terms of Mr. Magilton’s offer letter, he will receive an annual base salary of $310,000 and will also be eligible to receive the following: (i) a discretionary annual incentive bonus, subject to the achievement of incentive objectives to be determined by the compensation committee of the Board, in an amount equal to sixty percent (60%) of his base salary, (ii) an award of no less than 600,000 shares of restricted stock of the Company granted under the Sabine Oil & Gas Corporation 2014 Long Term Incentive Plan (previously named the Forest Oil Corporation 2014 Long Term Incentive Plan) (the “2014 LTIP”), (iii) four (4) weeks of paid time off per annum, (iv) participation in the medical, dental, vision insurance, and 401(k) plans sponsored by the Company, and (v) a subsidized membership to a health club, the subsidized amount of which shall not exceed $750 per month.

The summary of Mr. Magilton’s offer letter in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the offer letter, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Consistent with the terms of Mr. Magilton’s offer letter, he was granted 600,000 shares of restricted stock of the Company on January 2, 2015, the date he commenced employment with the Company.  The award of restricted shares granted to Mr. Magilton shall vest as to one-fourth of the total number of restricted shares granted on each of the first four anniversaries of the date of grant, subject to continued provision of services to the Company on each such anniversary.

On January 6, 2015, the Company entered into a Severance and Change in Control Agreement with Mr. Magilton (the “Severance Agreement”).  The Severance Agreement provides Mr. Magilton with certain severance benefits in connection with a termination of employment under certain circumstances, including in connection with a “change in control” (as defined in the Severance Agreement).

More specifically, under the Severance Agreement, in the event of (i) a termination of Mr. Magilton’s employment by the Company without “cause” (as defined in the Severance Agreement), (ii) a termination of employment by Mr. Magilton with “good reason” (as defined in the Severance Agreement), or (iii) Mr. Magilton’s death or disability (collectively, a “Termination Event”) that occurs outside (a) the six month period ending on the date a change in control occurs, and (b) the two year period beginning on the date a change in control occurs (such period described in (a) and (b), the “Protection Period”), Mr. Magilton will be entitled to accrued but unpaid base salary through the date of termination and incentive bonus for the calendar year ended immediately prior to the date of termination, to the extent yet unpaid (the “Accrued Payments”). Contingent upon Mr. Magilton satisfying certain release of claims requirements, he will also be entitled to (A) a lump sum payment equal to one times (1x) the amount of his (1) base salary plus (2) average actual annual bonus for the three years preceding the Termination Event (or, if Mr. Magilton has been employed less than three full years, the average of any annual bonuses received by Mr. Magilton, or, if Mr. Magilton has not yet received an annual bonus, an amount equal to Mr. Magilton’s annual base salary that is effective as of the Termination Event), (B) except as otherwise provided in the 2014 LTIP or an individual award agreement, accelerated vesting of Mr. Magilton’s outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (C) continued medical, dental and vision benefits for Mr. Magilton and his spouse and eligible dependents for up to twelve (12) months following the date of termination or until Mr. Magilton is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (D) certain outplacement services directly related to Mr. Magilton’s termination of employment for up to twelve (12) months following termination.

In the event Mr. Magilton experiences a Termination Event that occurs during the Protection Period and contingent upon Mr. Magilton satisfying certain release of claims requirements, Mr. Magilton will be entitled to (i) the Accrued Payments, (ii) a lump sum payment equal to one-and-a-half times (1.5x) the amount of his (a) base salary plus (b) target bonus for the calendar year in which the Termination Event occurs, (iii) except as otherwise provided in the 2014 LTIP or an individual award agreement, accelerated vesting of Mr. Magilton’s outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (iv) a pro-rata portion of Mr. Magilton’s bonus for the calendar year in which a Termination Event occurs, (v) continued medical, dental and vision benefits for Mr. Magilton and his spouse and eligible dependents for up to twenty-four (24) months following the date of termination or until Mr. Magilton is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (vi) certain outplacement services directly related to Mr. Magilton’s termination of employment for up to twelve (12) months following termination.

The Severance Agreement also contains certain restrictive covenants, including the obligation not to compete with the Company, the obligation not to solicit any existing or prospective customers of the Company, and a confidentiality requirement. In the event Mr. Magilton violates these restrictive covenants, the Company is entitled as a matter of right to specific performance of the covenants and other appropriate judicial remedies.

The summary of the Severance Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Severance Agreement, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits.

No.	Exhibit
10.1	Offer Letter between Sabine Oil & Gas and Michael Magilton, dated December 12, 2014.
10.2	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Michael Magilton, dated January 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE OIL & GAS CORPORATION

January 7, 2015

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

No.	Exhibit
10.1	Offer Letter between Sabine Oil & Gas and Michael Magilton, dated December 12, 2014.
10.2	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Michael Magilton, dated January 6, 2015.